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                                                                    Exhibit 3.96

                                     BYLAWS

                                       OF

                     WCI ARCHITECTURE & LAND PLANNING, INC.

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meetings of Shareholders

            The annual meeting of the Shareholders of this Corporation for the election of the Board of Directors and the transaction of such further business as may come before the meeting shall be held on the first Monday in April of each year (or in the event such day is a legal holiday, on the next following day which is not a legal holiday), unless by resolution of the Board of Directors in any year a different time is designated.

Section 2.  Special Meetings of Shareholders

            Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or Shareholders requesting the meeting shall designate another person to do so.

Section 3.  Place

            Meetings of Shareholders may be held within or without the State of Florida.

Section 4.  Notice

            Written notice stating the place, date and time of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be delivered not less than ten
            (10) nor more than sixty (60) days before the meeting, either personally, by telegraph, teletype, facsimile transmission or other form of electronic communication, or by first class mail, by or at the direction of the President or the persons calling the meeting to

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            each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If any such Shareholder's address is unknown, notice shall be given by advertising once in some newspaper published in Hillsborough County within the time above specified for served or mailed notice. If any Shareholder shall transfer any of his shares after notice has been delivered to him, it shall not be necessary to notify the transferee. Any Shareholder, however, may waive notice of any meeting either before, at or after such meeting.

Section 5.  Notice of Adjourned Meetings of Shareholders

            When an annual or special meeting is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time, and place to which the meeting is adjourned are announced at the meeting before the adjournment is taken and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

Section 6.  Fixing Record Date

            The Board of Directors may fix a date not more than seventy (70) days nor less than ten (10) days prior to the date set for a Shareholders' meeting as the record date as of which the Shareholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

Section 7.  Voting List

            The officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the transfer agent or registrar of the Corporation and any Shareholder or his agent or attorney shall be entitled on written demand to inspect the list (subject to the requirements of Florida


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            Statute ss.607.1602(3) or its successor) during regular business hours and at his expense during the period it is available for inspection. The list shall also be available at the meeting, and any Shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

            If the requirements of this section have not been substantially complied with or if the Corporation refuses to allow a shareholder or his agent or attorney to inspect the shareholders' list before or at the meeting, the meeting shall be adjourned until such requirements are complied with on the demand of any shareholder in person or by proxy who failed to get such access, or, if not adjourned upon such demand and such requirements are not complied with, the circuit court of the circuit where the Corporation's principal office (or, if none in the State of Florida, its registered office) is located, on application of the shareholder, may summarily order the inspection or copying at the Corporation's expense and may postpone the meeting for which the list was prepared until the inspection or copying is complete.

            Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 8.  Quorum

            A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of the Shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

            If a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action, exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Florida Business Corporation Act or the Corporation's Articles of Incorporation.

            Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.


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Section 9.  Voting of Shares

            A Shareholder, a person entitled to vote on behalf of a shareholder pursuant to Florida Statute ss.607.0721 or its successor, or an attorney in fact may vote either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. A proxy shall be filed with the Secretary of the meeting or other officer or agent authorized to tabulate votes before being voted. Except as otherwise provided by law, each outstanding share of stock shall be entitled to one (1) vote on each matter submitted to a vote at the meeting.

Section 10. Action by Shareholders Without a Meeting

            Any action required or permitted by law or the Articles of Incorporation of this Corporation to be taken at an annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in the State of Florida, the Corporation's principal place of business, the Corporation's Secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this section, written consent signed by the number of holders required to take action is delivered to the Corporation by delivery as set forth in this section.

            Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office in the State of Florida or the Corporation's principal place of business, or received by the Corporation's secretary or other officer or agent of


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            the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

            Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under the Florida Business Corporation Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders.

            Whenever action is taken pursuant to this section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.


                                   ARTICLE II

                                    DIRECTORS

Section 1.  Powers

            All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of Directors.

Section 2.  Number, Qualifications and Term

            The Board of Directors shall consist of Three (3) individuals, to be elected at the annual meeting of Shareholders by the shares voted, but the number may be increased or decreased from time to time by resolution of the Board of Directors. No decrease in the number shall have the effect of shortening the term of any incumbent Director. Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of this State nor shareholders of this Corporation. A Director shall hold office until his successor shall have been elected and shall have qualified or until his earlier resignation, removal from office or death.


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Section 3.  Duties of Directors

            A Director shall discharge his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with the care an ordinarily prudent person in a like position would under similar circumstances.

            In discharging his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

            (a) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

            (b) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence; or

            (c) a committee of the Board of which he is not a member if the Director reasonably believes the committee merits confidence.

            A Director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance described above unwarranted.

            A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

Section 4.  Vacancies

            Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, it may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by the Corporation's shareholders.

            Whenever the holders of shares of any voting group are entitled to elect a class of one or more Directors by the provisions of the Articles of Incorporation of the Corporation, vacancies in such class may be filled by holders of shares of that voting group or by a majority of the Directors then in office elected by such voting


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            group or by a sole remaining Director so elected. If no Director elected by such voting group remains in office, Directors not elected by such voting group may fill vacancies as provided above.

            A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date under Florida Statute ss.607.0807(2) or its successor or otherwise) may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

Section 5.  Resignation and Removal of Directors

            The Shareholders may remove one or more Directors with or without cause. If a Director is elected by a voting group of Shareholders, only the Shareholders of that voting group may participate in the vote to remove him. A Director may be removed by the Shareholders at a meeting of Shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the Director.

            A Director may resign at any time by delivering written notice to the Board of Directors or its chairman or to the Corporation.

            A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 6.  Quorum and Voting

            A quorum of the Board of Directors of the Corporation shall consist of a majority of the number of Directors prescribed by the Bylaws.

            If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors.

            A Director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

            (a) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or


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            (b) He votes against or abstains from the action taken.

Section 7.  Place of Meetings

            Regular or special meetings of the Board of Directors may be held within or without the State of Florida.

Section 8.  Time, Notice and Call of Meetings

            The annual meeting of the Board of Directors shall be held without notice immediately after the annual meeting of Shareholders. Special meetings of the Board of Directors must be preceded by at least two
            (2) days notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting.

            A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

            Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened. Meetings of the Board of Directors may be called by a Chairman of the Board, by the President of the Corporation or by any two Directors.

            Members of the Board of Directors or of a Committee of the Board may participate in a meeting of such board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 9.  Action Without a Meeting

            Any action required or permitted by law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written


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            consents describing the action taken and signed by each Director or committee member.

            Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.


                                   ARTICLE III

                                    OFFICERS

Section 1.  Election and Qualification

            The officers of this Corporation shall consist of a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of Directors immediately following the annual meeting of Shareholders of this Corporation and shall serve until their successors are chosen and have qualified or until their earlier resignation, removal from office or death.

            Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, any vice president, a secretary, or a treasurer shall not affect the existence of this Corporation.

Section 2.  Duties

            The officers of this Corporation shall have the following duties:

            The President shall be the chief executive officer of the Corporation; shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors; and shall preside at all meetings of the Shareholders and the Board of Directors.

            The Vice President shall, during the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice President shall further perform such other duties as may be prescribed by the Board of Directors or the President.


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            The Secretary shall have custody of and maintain all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and the Board of Directors; send out all notices of meetings; and perform such other duties as may be prescribed by the Board of Directors or the President.

            The Treasurer shall have custody of all corporate funds and financial records; shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President; and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3.  Resignation and Removal of Officers

            An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

            The Board of Directors may remove any officer at any time with or without cause.

            Any vacancy, however occurring, in any office may be filled by the Board of Directors.


                                   ARTICLE IV

                                     SHARES

Section 1.  Issuance of Certificates

            Shares of the Corporation may, but need not be in the discretion of the Board of Directors, represented by certificates.

Section 2.  Form of Certificates

            If share certificates are to be issued, such certificates representing shares in this Corporation shall be signed (either manually or in facsimile) by the President or Vice President and the Secretary or


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            Assistant Secretary or by such other officer or officers that may be designated by the Board of Directors from time to time and may be sealed with the seal of this Corporation or a facsimile thereof.

            Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents. Each certificate may state the par value of each share represented by such certificate, if any, or a statement that the shares are without par value.

            If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the Shareholders with a full statement of this information on request and without charge.

            Every certificate representing shares which are restricted as to sale, disposition or other transfer of such shares shall state conspicuously on the front or back of the certificate that such shares are restricted as to transfer.

Section 3.  Stock Register

            A stock book, stock record or register shall be kept at the office of the Corporation in Florida, containing the names alphabetically arranged, with the address of every Shareholder by class of shares showing the number and series of shares of stock held of record by him.

Section 4.  Lost, Stolen or Destroyed Certificates

            The Corporation may issue a new stock certificate in the place of any certificate previously issued and subsequently lost, stolen, destroyed or mutilated if the holder of record of the certificate:
            (a) makes proof in affidavit form that it has been lost, destroyed, wrongfully taken or mutilated; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without


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            notice of any adverse claim; (c) if required by the Board of
            Directors, gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and the registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation to protect it against liability.

Section 5.  Shares Without Certificates

            The Board of Directors of the Corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

            Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholders who do not receive certificates a written statement of the information required on certificates by Section 2 of this Article IV.


                                    ARTICLE V

                                      SEAL

Section 1.  Description of Seal

            The corporate seal of the Corporation shall bear the name of the Corporation which shall be between two concentric circles, and on the inside of the inner circle shall be the words "CORPORATE SEAL" and "FLORIDA" and the figures "2002", an impression of the said seal appearing on the margin hereof.


                                   ARTICLE VI

                                  MISCELLANEOUS

Section 1.  Conflicts of Interest

            No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such


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            Director or Directors are present at the meeting of the Board of
            Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

            (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

            (b) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

            (c) The contract or transaction is fair and reasonable as to this Corporation at the time it is authorized by the Board, a committee or the Shareholders.

            Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

            For purposes of subsection (b) above, a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this section. Shares owned by or voted under the control of a Director who has a relationship or interest in the transaction may not be counted in a vote of Shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under subsection (b). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Florida Business Corporation Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under subsection (b) above constitutes a quorum for the purposes of taking action under this section.


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                                  ARTICLE VII

                                 INDEMNIFICATION

Section 1.  Definitions

            For purposes of this Article VII:

            The term "agent" includes a volunteer;

            The term "Corporation" includes, as the context may require, any resulting corporation and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

            The term "expenses" includes, without limitation, all costs, expenses, attorneys' fees, and paralegal expenses incurred by the Director or officer in, for or related to the proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on appeal. Such attorneys' fees shall include without limitation, (a) attorneys' fees incurred by the Director or officer in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to the proceedings; (b) attorneys' fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in the proceedings or under any contracts or obligations which are the subject of such proceeding; and (c) attorneys' fees to negotiate with counsel for any claimants, regardless of whether formal legal action is taken against him.

            The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

            The term "not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a


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            manner he reasonably believes to be in the best interests of the
            Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be;

            The term "other enterprise" includes employee benefit plans;

            The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact that he is or was a Director or officer of the Corporation or is now or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or Other enterprise;

            The term "serving at the request of the Corporation" includes any service as a Director, officer, employee or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

Section 2.  Indemnification

            The Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            The Corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation or is or


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            was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this section in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3.  Mandatory Indemnification.

            To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2 above, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 4.  Determination of Indemnification

            Any indemnification under Section 2 above, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 2 above. Such determination shall be made:

            (a) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding;

            (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;


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

            (c) By independent legal counsel;

            1.    Selected by the Board of Directors prescribed in subsection
                  (a) or the committee prescribed in subsection (b); or

            2.    If a quorum of the Directors cannot be obtained for subsection
                  (a) and the committee cannot be designated under subsection
                  (b), selected by majority vote of the full Board of Directors (in which Directors who are parties may participate); or

            (d) By the Shareholders by a majority vote of a quorum consisting of Shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of Shareholders who were not parties to such proceeding.

            Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, However, if the determination of permissibility is made by independent legal counsel, persons specified by subsection (c) shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 5.  Advancement of Expenses

            Expenses incurred by an officer or Director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to these Bylaws. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 6.  Exclusivity, Nonpermissible Indemnity

            The indemnification and advancement of expenses provided by these Bylaws are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its Directors, officers, employees, or agents, under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to


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

            or on behalf of any Director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

            (a) A violation of the criminal law, unless the Director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

            (b) A transaction from which the Director, officer, employee, or agent derived an improper personal benefit;

            (c) In the case of a Director, a circumstance under which the liability provisions of Florida Statute ss.607.0834 or its successor are applicable; or

            (d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 7.  Continuing Indemnification

            Indemnification and advancement of expenses as provided herein shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Section 8.  Court Ordered Indemnification

            Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board or of the Shareholders in the specific case, a Director, officer, employee or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:


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

            (a) The Director, officer, employee, or agent is entitled to mandatory indemnification under Section 3, in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

            (b) The Director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to Section 6; or

            (c) The Director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Section 2 or Section 6.

Section 9.  Insurance

            The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

Section 10. Notification of Shareholders

            If the Corporation indemnifies or advances expenses to any Director, officer, employee, or agent under these Bylaws or pursuant to applicable law otherwise than by court order or action by the Shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the Shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.


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

Section 11. Other Rights

            The rights of a person hereunder shall be in addition to any other rights such person may have under the Corporation's Articles of Incorporation or the Florida Business Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this Bylaw to provide the maximum indemnification possible under the applicable law.

Section 12. Interpretation and Invalid Provisions

            This Article VII shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article VII shall be applicable to all proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.


                                  ARTICLE VIII

                                   AMENDMENTS

Section 1.  Method of Amendment or Change

            These Bylaws may be amended or repealed and additional Bylaws added or adopted by a majority vote of the Board of Directors so long as the proposed action is not inconsistent with any Bylaws which may have been adopted at any Shareholders' meeting. These Bylaws may be amended or repealed at any Shareholders' meeting.

Date of adoption: March 22, 2002.


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